EXHIBIT 10.11



                          TRADEMARK LICENSE AGREEMENT

         This License Agreement ("Agreement"), dated as of May 28th, 1996, is entered into by and between Leaf, Inc., a Delaware corporation with offices at 500 North Field Drive, Lake Forest, Illinois 60045 ("Licensor"), and Pinnacle Brands, Inc., a Delaware corporation with offices at 924 Avenue J East, Grand Prairie, Texas 75050 ("Licensee").

                                      WITNESSETH

         WHEREAS, Licensor's licensee, Donruss Trading Cards, Inc. ("Donruss") has been engaged in the business of creating, producing, advertising, marketing, promoting, selling and distributing sports trading cards (the "Business");

         WHEREAS, Licensor owns and has licensed Donruss to use various trademarks in connection with the Business, as shown on Schedule 1 attached hereto (collectively, the "Marks");

         WHEREAS, Licensee has acquired certain assets of Donruss relating to the Business pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of April 16, 1996;

         WHEREAS, Licensee desires to obtain from Licensor the right to use the Marks solely in connection with the Business;

         NOW, THEREFORE, in consideration of these premises and the mutual agreements, covenants and promises contained herein, and in consideration of Licensee's purchase of assets of Donruss relating to the Business, and for other good and valuable consideration, Licensor and Licensee hereby agree as follows:

     1.     GRANT OF LICENSE; LIMITATIONS
            -----------------------------

         1.1 Licensor hereby grants to Licensee, and Licensee hereby accepts, upon the terms and conditions set forth in this Agreement, the exclusive, royalty-free right to use the Marks on and in connection with baseball and hockey sports trading cards (the "Licensed Products") in the following territories: the United States, Canada and such other territories where Licensor or Donruss was authorized to distribute Licensed Products prior to the date hereof (the "Territory").

         1.2 Licensee  shall  use the  Marks  only in  the  forms set  forth  on
     Schedule 1 hereto.

         1.3 Licensee shall not, during or after the term of this Agreement, use (or purport to authorize any other person to use) the Marks on or in connection with any goods or services other than the Licensed Products.

         1.4 Licensee shall not offer, sell or distribute Licensed Products bearing the Marks in the same retail package or retail container with any other item, product or service, without Licensor's express written consent. Licensee may offer the Licensed Products under the Marks on order sheets which include other of Licensee's products, and Licensee may ship the Licensed Products in the same vehicle or container as other of Licensee's products.

         1.5 All rights not expressly granted to Licensee herein are reserved by Licensor, for its own use and benefit, including without limitation the right to use and authorize third parties to use the Marks on and in connection with all goods or services other than the Licensed Products.

     2. TERM
        ----

         The term of the license granted herein is five years from the date first set forth above, unless sooner terminated as provided herein; provided, however that Licensee may extend the term of the license granted herein for an additional twelve months by written notice to Licensor at least sixty days prior to the expiration of the five year term if at the time of such extension Licensee is not in breach of this Agreement.

     3.     QUALITY CONTROL
            ---------------

         3.1  Licensee acknowledges and understands  that the provisions of this
     Section 3 are necessary and desirable to protect and enhance the goodwill symbolized by the Marks and to facilitate Licensor's control over the nature and quality of goods produced, marketed, distributed and sold in connection with the Marks. Licensee agrees to cooperate and assist Licensor in the exercise of such control.

         3.2 All Licensed Products bearing the Marks, and all advertising and promotional material or other matter bearing the Marks shall comply in all respects with all applicable federal, state and local rules, regulations and other laws.

         3.3 Licensee shall produce, market, package, display, distribute and sell Licensed Products bearing the Marks strictly in accordance with specifications and quality standards supplied or approved in writing from time to time by Licensor, which shall be no more stringent than the
     standards  observed by  Donruss  prior to  the  date hereof.       Licensor
     specifically acknowledges that the form and manner of use of the Marks on the Licensed Products and the quality of the sports trading cards sold by Licensor and Donruss since January 1, 1991 under the Marks meets such standards and are approved. Licensee shall not alter or modify the quality of the Licensed Products or the form and manner of the use of the Marks, in a manner that does not comply with the foregoing, without Licensor's prior written consent.

         3.4 Licensee shall comply with periodic and reasonable requests by Licensor for submission (free of charge to Licensor) of representative samples showing how Licensee is using the Marks on and in connection with the Licensed Products.

         3.5 The Licensed Products offered for sale and the form and manner of the use of the Marks on and in connection therewith shall conform in all respects to the samples provided to Licensor.

     4.     DISTRIBUTION
            ------------

         Unless otherwise agreed in writing by the parties, Licensee shall not advertise, offer, sell or distribute Licensed Products bearing the Marks outside the Territory, nor offer, sell or distribute the Licensed Products in the Territory to persons that Licensee knows intends to distribute the Licensed Products outside the Territory.

     5.   USE OF MARKS BY LICENSOR
          ------------------------

         During the term of this Agreement, Licensor shall not, and shall not authorize any other person to, use the Marks in connection with any kind of sports trading cards.

     6.   GOODWILL
          --------

         6.1 Licensee acknowledges that the Marks symbolize valuable goodwill owned by Licensor, that has been established at substantial cost and effort and as a result of the high quality of goods in connection with which the Marks are used.

         6.2 Licensee agrees that it will not engage in any act or omission, or allow anyone under Licensee's control to engage in any act or omission, in derogation of the goodwill symbolized by the Marks.

         6.3 Licensee acknowledges that all goodwill generated by Licensee's use of the Marks shall inure solely to the benefit of Licensor.

     7.   VALIDITY AND USE OF THE MARKS
          -----------------------------

         7.1 Subject to the rights granted to Licensee by this Agreement, Licensee agrees not to contest at any time during or after the term of this Agreement, in any manner, the validity of, or Licensor's exclusive ownership of all right, title and interest in and to the Marks.

         7.2 Licensee shall use the Marks in connection with appropriate symbols and abbreviations and otherwise give such notice of the status thereof as may be required by Licensor or by applicable laws to preserve and protect the Marks and to give notice to the public of federal trademark registrations.

         7.3 Licensee agrees that it will not, at any time, represent that it has any right, title or interest in or to the Marks, or variations or colorable imitations thereof, or in or to any applications for registration thereof which may be filed or any registration thereof which has or may be issued, or in or to any mark or name similar thereto, except as expressly granted under this Agreement. Licensee agrees that it will not register or attempt to register the Marks, or any variations, colorable imitations or components thereof, either alone or in combination with any other word, mark, name, symbol, device or character, or aid or abet anyone else in doing so.

         7.4 Licensee shall, at Licensor's expense, execute and deliver such documents as Licensor deems necessary to register, maintain or otherwise protect Licensor's rights in, the Marks.

     8.     THIRD PARTY CLAIMS AND INFRINGEMENTS
            ------------------------------------

         8.1 Licensee shall promptly notify Licensor upon becoming aware of any claim, demand, litigation or proceeding instituted by any third party involving the Marks.

         8.2 Licensor hereby warrants and represents that it owns the trademark registrations and applications for registration of the Marks as set forth on Schedule 1. To the knowledge of Licensor, no third party has rights in the Marks for sports trading cards, and there are no pending proceedings or litigation or other adverse claims affecting or with respect to the Marks.

         8.3 In the event any third party brings suit or an administrative proceeding against Licensee or Licensor, alleging that use of the Marks by either party constitutes infringement of any trademark belonging to the third party, or which otherwise seeks to prevent use or maintenance of the Marks in connection with the Licensed Products, Licensor shall have the right, as between the parties, to control any resulting litigation, select counsel and determine the terms of any settlement, provided, however, that
                                                         ----------
     Licensee shall have the right to participate in any such litigation at Licensee's sole cost and expense, and provided further, that no settlement
                                            ---------
     that would affect Licensee's continued use of the Marks may be effected by Licensor without Licensee's consent, which will not be unreasonably withheld. Licensee agrees to cooperate fully with Licensor and Licensor's counsel in the conduct of such litigation, as Licensor may reasonably request.

         8.4 Licensee shall promptly notify Licensor upon becoming aware of any third party use of the Marks or any mark confusingly similar to the
     Marks  in connection  with sports trading  cards.       Licensor  shall, as
     between the parties, have the sole right to decide whether or not proceedings shall be brought against third parties, and to control the prosecution of any administrative proceeding or litigation. Licensee shall take no action of any kind with respect to such third party use, unless such use is in connection with sports trading cards, sports related products or other related paper products, and Licensor, within ninety (90) days of receiving notice of such third party use from Licensee, fails to file a civil action against such use or to take other action which is intended to cause such use to cease.

         8.5 In the event that Licensor takes action respecting adverse use of the Marks by a third party, such action will be at Licensor's sole cost and expense, and Licensor will be entitled to all monetary awards granted therein, except that after deduction of all attorneys' fees and litigation expenses actually incurred by Licensor, Licensee shall be entitled to any remaining amount of an award of damages based upon lost sales by Licensee.

         8.6 In the event that Licensee takes action (in accordance with the terms hereof) respecting adverse use of the Marks by a third party, such action will be at Licensee's sole cost and expense, and Licensee will be entitled to all monetary awards granted therein. In no event shall Licensee enter into any settlement respecting third party use of the Marks or any mark confusingly similar thereto which allows such use to continue, without Licensor's prior written consent.

         8.7 Each party, at the request and expense of the other party, shall provide all reasonable cooperation, including execution of all reasonably necessary documents, with respect to efforts to protect the Marks.

     9.     BREACH AND TERMINATION
            ----------------------

         9.1 This Agreement may be terminated by Licensor upon 30 (thirty) days' written notice to Licensee in the event of breach of its terms by Licensee, provided that if such breach is curable, Licensee may avoid termination if such breach is cured within the thirty (30) day period.

         9.2 In any action or proceeding brought by either party to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover the reasonable costs and expenses incurred by such party in connection with such action or proceeding, including, but not limited to, reasonable attorneys' fees.

         9.3 This Agreement may be terminated by Licensor upon 30 days' written notice to Licensee in the event Licensee makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due, or any other judgment, order or decree is entered adjudicating Licensee bankrupt or insolvent, or Licensee petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator of Licensee or of any substantial part of the assets of Licensee, or commences any proceedings relating to Licensee, under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation laws of any jurisdiction whether now or hereafter in effect, or any such petition or application is filed or any such proceedings are commenced against Licensee and Licensee by an act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered into appointing any such trustee, receiver or liquidator, or approving the petition in any such proceeding, and such order, judgment or decree remains unstayed and in effect for more than thirty (30) consecutive days without the prior written permission of Licensor.

         9.4 This Agreement shall terminate automatically, without requirement of notice or other action by Licensor, (a) upon dissolution of Licensee;
     (b) in the event Licensee purports to transfer, assign, delegate or sublicense its rights or obligations hereunder, except pursuant to a statutory merger or consolidation, without the prior written consent of Licensor; or (c) in the event any competitor of Licensor's confectionery business directly or indirectly acquires majority ownership or control of Licensee at any time prior to an initial public offering by Licensee or its indirect parent, Grand Slam Acquisition Corp., without the prior written consent of Licensor.

     10. EFFECTS OF TERMINATION
         ----------------------

         10.1 Upon the expiration or sooner termination of this Agreement for any reason, all rights acquired by Licensee hereunder shall automatically, without the need for further act or deed, revert to and vest in Licensor, but such expiration or termination shall not terminate any obligation of Licensee under this Agreement that arose prior to or which survives the termination or expiration of this Agreement.

         10.2 Upon any such expiration or termination, Licensee shall, subject to the rights of Licensee to sell off inventory:

              (a) immediately and permanently discontinue any and all use of the Marks, and refrain from using or adopting any mark confusingly similar thereto;

              (b) immediately and permanently discontinue production and sales of Licensed Products and related promotional and sales materials bearing the Marks;

              (c) notify Licensor in writing, within 30 days, of the amount of Licensee's stock (including work in process in the possession of vendors) of Licensed Products bearing the Marks, and the Licensee will be granted a period of 6 (six) months in which to sell off inventory of the Licensed Products. At the end of said term, Licensee shall destroy any remaining inventory bearing the Marks, including, without limitation, printed material or other matter of any kind and nature which bears the Marks, all art work, plates, molds, matrices, designs or other material or apparatus used to produce materials bearing the Marks, and shall certify in writing to Licensor that all such inventory has been destroyed.

     11. INDEMNITY
         ---------

         11.1 Licensee hereby indemnifies and agrees to defend and hold Licensor harmless, during the term of this Agreement and at any time thereafter, from any and all claims, causes of action, costs, expenses, fines,
     penalties, liabilities, damages,    suits    or    judgments,    including
      costs of investigation, court costs and reasonable attorney's fees (hereinafter collectively, "Claims"), arising directly or indirectly from, as a result of, or in connection with the manufacture, marketing or sale of Licensed Products by Licensee, and Licensor will have no obligation or liability in connection therewith or arising from such Claims, unless such Claims are subject to the indemnity contained in Section 11.2 hereof. Licensee will, within 15 days of notice of any such action in which Licensor is named, notify Licensor in writing thereof.

         11.2 Licensor hereby indemnifies and agrees to defend and hold Licensee harmless, during the term of this Agreement and at any time thereafter, from any and all Claims, arising directly or indirectly from, as a result of, or in connection with (a) the rights of any third party with respect to the Marks, or (b) a breach of the representations and warranties made by Licensor in Section 8.2 hereof, provided, however, that Licensee has used the Marks in accordance with the terms of this Agreement. Licensor will, within 15 days of notice of any such action in which Licensee is named, notify Licensee in writing thereof.

     12. ASSIGNMENT; SUBLICENSE; CHANGE OF CONTROL

         12.1  This Agreement  shall  be fully  transferable  and assignable  by
     Licensor and shall inure to the benefit of any assignee, transferee or other legal successor to the interests of Licensor herein. Licensor may authorize or designate representatives to administer Licensor's rights under this Agreement, including, without limitation, audit and quality control functions.

         12.2 Neither this Agreement, nor any of Licensee's rights or obligations hereunder may be assigned, sublicensed, delegated or otherwise transferred, in whole or in part, except pursuant to a statutory merger or consolidation, without the prior written consent of Licensor.

         12.3 Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

     13. NO WAIVER
         ---------

         The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion, and no custom or practice of the parties at variance with the terms hereof, shall constitute or be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

     14. SEVERABILITY
         ------------

         If any provision of this Agreement shall be construed or found to be invalid or unenforceable, such shall not affect the legality or validity of any of the other provisions hereof, and the illegal or invalid provision shall be deemed stricken, but all remaining provisions hereof shall continue in full force and binding effect, and if any provision is inapplicable to any circumstance, it will nevertheless remain applicable to all other circumstances.

     15. NO AGENCY
         ---------

         The relationship between Licensor and Licensee is that of independent contractors; no partnership, joint venture, agency or employment is intended. Neither party will be considered as, or hold itself out to be, an agent of the other party, and neither party may act for or bind the other to any obligation.

     16. GOVERNING LAW/EQUITABLE RELIEF
         ------------------------------

         16.1 This Agreement will be interpreted under the relevant laws of the United States and the State of New York, without regard to the conflict of laws principles thereof. The courts of the State of New York and the United States district courts which sit in such state will have exclusive jurisdiction over any action interpreting this Agreement or in which it is alleged that a party hereto has breached any term of this Agreement.

         16.2 Licensee acknowledges that any injury to Licensor's goodwill or image, or any obstacle to Licensor's control over the nature and quality of the goods offered in connection with the Marks will cause Licensor immediate and irreparable harm, and Licensor will have no adequate remedy at law. Accordingly, Licensee hereby consents to entry of a temporary restraining order and preliminary injunction, or other equitable relief, to enjoin and restrain Licensee, pending resolution of any dispute, from taking or continuing any action which injures the reputation, goodwill or commercial image of Licensor or the Marks.

     17. CAPTIONS
         --------

         The captions used herein are for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

     18.  NOTICES
          -------

         All notices and communications in this Agreement will be in writing and will be considered given when personally delivered or mailed by prepaid certified or registered mail, return receipt requested, to the parties at the respective addresses stated at the beginning of this Agreement or at such other address as a party may specify by notice given to the other.

              IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date first set forth above.

                                       LEAF, INC.

                                       By /s/ Robert A. R.
                                         -----------------------------
                                         Title: President & CEO


                                       PINNACLE BRANDS, INC.


                                       BY
                                         -----------------------------
                                          Title: Senior Vice President
                                                  and Chief Financial Officer

                                          LEAF TRADEMARKS



 MARK                  COUNTRY       REG.#         GOODS                        STATUS
 ----                  -------       -----         -----                        ------
 LEAF(STYLIZED)          U.S.        1,721,896     BASEBALL TRADING CARDS        ACTIVE

 LEAF(WORD MARK)         U.S.        1,713,643     BASEBALL TRADING CARDS        ACTIVE

 LEAF(WORD)              U.S.        1,929,624     TRADING CARDS                 ACTIVE

 LEAF SET(WORDMARK)      U.S.                      TRADING CARDS                PENDING

 LEAF SET(STYLIZED)      U.S.        1,789,339     BASEBALL TRADING CARDS        ACTIVE

 LEAF SET(WORD MARK)     U.S.        1,789,340     BASEBALL TRADING CARDS        ACTIVE

Int.Cl.:  16
Prior U.S. Cl.:  37

                                             Reg. No. 1,721,896
United States Patent and Trademark Office  Registered Oct. 6, 1992
- ------------------------------------------------------------------

                                 TRADEMARK
                             PRINCIPAL REGISTER


                                [LEAF LOGO]


LEAF.INC.(DELEWARE CORPORATION)    FIRST USE 6-28-1990;IN COMMERCE
2355 WAUKEGAN ROAD                 6-28-1990.
BANNOCKBURN, IL 60015

                                   SER. NO. 74-232,713, FILED 12-23-91
  FOR:  BASEBALL TRADING CARDS, IN
CLASS 16(U.S.CL.37).               LINDA F. BLOHM, EXAMINING ATTORNEY

Int.Cl.:  16

Prior U.S. Cl.:  38

                                             Reg. No. 1,713,643
United States Patent and Trademark Office  Registered Sep. 8, 1992
- ------------------------------------------------------------------

                                 TRADEMARK
                             PRINCIPAL REGISTER


                                   [LEAF]



LEAF.INC.(DELEWARE CORPORATION)         FIRST USE 6-28-1990; IN COMMERCE
2355 WAUKEGAN ROAD                      6-28-1990.
BANNOCKBURN, IL 60015

                                        SER. NO. 74-232,082, FILED 12-20-1991.

  FOR:  BASEBALL TRADING CARDS, IN
CLASS 16(U.S.CL.38).                    JEFFREY SMITH, EXAMINING ATTORNEY

Int.Cl.:  16

Prior U.S. Cl.:  38

                                             Reg. No. 1,929,624
United States Patent and Trademark Office  Registered Oct. 24,1995
- -------------------------------------------------------------------

                                 TRADEMARK
                             PRINCIPAL REGISTER


                                   [LEAF]



LEAF.INC.(DELEWARE CORPORATION)     OWNER OF U.S. REG. NOS. 1,713,643, 1,789,340
500 NORTH FIELD DRIVE              AND OTHERS.
LAKE FOREST, IL 60045

FOR: TRADING CARDS, IN CLASS 16     SER. NO. 74-574,46, FILED 9-16-1994.

FIRST USE 6-28-1990; IN COMMERCE
6-28-1990                          MICHAEL LEVY, EXAMINING ATTORNEY

                    FILING RECEIPT FOR TRADEMARK APPLICATION     Page 01 M D1


                                                                      12/30/94

Receipt on the DATE OF FILING of the application law registration and filing fees is acknowledged for the mark identified below. The DATE OF FILING is contingent upon the collection of any payment made by check or draft. Your application will be considered in the order in which it was received and you will be notified as to the examination thereof. Correspondence should be
expected from the Patent and Trademark Office in approximately       months.
When inquiring about this application, include the SERIAL NUMBER, DATE OF
FILING, OWNER NAME and MARK    06

                                             IMPRE
          Georgia L. Vlamis                            ATTORNEY
          Wildman, Harrold, Allen & Dixon          REFERENCE NUMBER
          225 West Wacker Drive, Suite 2600
          Chicago, IL 60606-1229


          PLEASE REVIEW THE ACCURACY OF THE FILING RECEIPT DATA.
A request to for correction to the notice of allowance should be submitted within 30 days to the following address. ASSISTANT COMMISSIONER FOR TRADEMARKS, 2900 CRYSTAL DRIVE, ARLINGTON, VIRGINIA 23203-3513. The correspondence should be marked to the attention of the Office of Trademark Program Control. The Patent and Trademark Office will review the request and make corrections when appropriate.

SERIAL NUMBER: 74/572458                          DATE OF FILING: 09/16/1994
MARK: LEAF SET
MARK TYPE(S):  TRADEMARK
DRAWING TYPE:  WORDS, LETTERS, OR NUMBERS IN TYPED FORM
SECTION 1(A):  YES            SECTION 1(B): NO         SECTION 44: NO



- --------------------------------------------------------------------------------

ATTORNEY: Georgia L. Vlamis
OWNER NAME:  Leaf, Inc.
OWNER ADDRESS: 500 North Field Drive
               Lake Forest
               ILLINOIS  60045
ENTITY:   CORPORATION
CITIZENSHIP/DOMICILE:    DELAWARE


- --------------------------------------------------------------------------------

INTERNATIONAL CLASS      DATE OF FIRST USE        DATE OF FIRST USE IN COMMERCE

        016                 06/28/1990                      06/28/1990

     ONLY THOSE DATES OF USE AND CLASSES FILED UNDER SECTION 1(A) ARE LISTED


- --------------------------------------------------------------------------------

                      GOODS/SERVICES BY INTERNATIONAL CLASS

316-trading cards
               ALL OF THE GOODS/SERVICES IN EACH CLASS ARE LISTED








- --------------------------------------------------------------------------------

            ADDITIONAL INFORMATION MAY BE PRESENT IN THE PTO RECORDS

INT. CL.: 16

PRIOR U.S. CL.:  38
                                                            REG. NO.  1,789,339
UNITED STATES PATENT AND TRADEMARK OFFICE              REGISTERED AUG. 24, 1993
- -------------------------------------------------------------------------------

                                    TRADEMARK
                               PRINCIPAL REGISTER



                                 [LEAF SET LOGO]






LEAF, INC. (DELAWARE CORPORATION)          NO CLAIM IS MADE TO THE EXCLUSIVE
2355 WAUKEGAN ROAD                      RIGHT TO USE "SET", APART FROM THE
BANNOCKBURN, IL  60015                  MARK AS SHOWN.

     FOR: BASEBALL TRADING CARDS, IN
CLASS 16 (U.S. CL. 38)                     SER. NO. 74-283,975. FILED 6-12-1992.
     FIRST USE 6-28-1990; IN COMMERCE
6-28-1990.
                                        MARY C. MACK, EXAMINING ATTORNEY

INT. CL.: 16

PRIOR U.S. CL.:  38
                                                       REG. NO.       1,789,340
UNITED STATES PATENT AND TRADEMARK OFFICE              REGISTERED AUG. 24, 1993
- -------------------------------------------------------------------------------

                                    TRADEMARK
                               PRINCIPAL REGISTER



                                    LEAF SET






LEAF, INC. (DELAWARE CORPORATION)          NO CLAIM IS MADE TO THE EXCLUSIVE
2355 WAUKEGAN ROAD                      RIGHT TO USE "SET", APART FROM THE
BANNOCKBURN, IL  60015                  MARK AS SHOWN.

     FOR: BASEBALL TRADING CARDS, IN
CLASS 16 (U.S. CL. 38)                     SER. NO. 74-283,998. FILED 6-12-1992.
     FIRST USE 6-28-1990; IN COMMERCE
6-28-1990.
                                        MARY C. MACK, EXAMINING ATTORNEY

                             DONRUSS TRADING CARDS. INC-
                             ---------------------------

                                      TRADEMARKS

               MARK            REG. NO.      ISSUE DATE      COUNTRY
               ----            -------       ----------      --------

     LONG BALL LEADERS       1,847,354       7/26/94         U.S.A.
     THE SIGNATURE SERIES    1,831,290       4/19/94         U.S.A.
     THE ELITE SERIES        1,822,660       2/22/94         U.S.A.
     PHENOMS                 1,805,274       11/16/93        U.S.A.
     STUDIO & DESIGN         1,781,361       7/13/93         U.S.A.
     THE LEGEND SERIES       1,741,283       12/22/92        U.S.A.
     STUDIO                  1,735,693       11/24/92        U.S.A.
     DONRUSS                 1.526,835       2/28/89         U.S.A.
     RATED ROOKIE            1,375,844       12/17/85        U.S.A.
     ACTION ALL STARS        1,312,280        1/1/85         U.S.A.
     DIAMOND KING            1,255,294       10/25/83        U.S.A.
     DONRUSS                   422,023        1/7/94         CANADA
     DONRUSS DOMINATORS
     ELITE DOMINATORS
     POWER ALLEY                                         U.S.A. (PENDING
     ROUNDTRIPPERS                                       U.S.A. (PENDING)
     HIT LIST                                            U.S.A. (PENDING)
     PRO POINTERS                                        U.S.A. (PENDING)
     FIRE ON ICE             1,924,619       10/3/95         U.S.A.
     STICK SIDE                                          U.S.A. (PENDING)
     ICE MASTERS